Exhibit 10.1

EXECUTION COPY

Aceto Corporation

$125,000,000 Aggregate Principal Amount

2.00% Convertible Senior Notes Due 2020

PURCHASE AGREEMENT

dated November 10, 2015

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Purchase Agreement

November 10, 2015

WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC
     As Representatives of the several Initial Purchasers
c/o

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

Introductory. Aceto Corporation, a New York corporation (the “Company”), proposes to sell to the several purchasers named in Schedule A (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, the respective aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2020 (the “Firm Notes”) set forth opposite each Initial Purchaser’s name in Schedule A. The Company also proposes to grant to the Initial Purchasers an option to purchase up to an additional $18,750,000 aggregate principal amount of its 2.00% Convertible Senior Notes due 2020, solely to cover over-allotments, if any (the “Optional Notes”). The Firm Notes and, if and to the extent such option is exercised, the Optional Notes are collectively called the “Securities”. The terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.

The Securities will be convertible by the holders thereof into cash, fully paid, non-assessable shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) or a combination of cash and shares of Common Stock, at the option of the Company and on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of Common Stock, if any, into which the Securities are convertible. The Securities will be issued pursuant to an indenture to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”).

1

In connection with the offering of the Firm Notes, the Company is separately entering into convertible note hedge transactions and warrant transactions with one or more counterparties, which may include affiliates of one or more of the Initial Purchasers (each, a “Call Spread Counterparty”), in each case pursuant to one or more convertible note hedge confirmations (each, a “Base Bond Hedge Confirmation”) and one or more warrant confirmations (each, a “Base Warrant Confirmation”), respectively, each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Optional Notes, the Company and each Call Spread Counterparty may enter into additional convertible note hedge transactions and additional warrant transactions pursuant to additional convertible note hedge confirmations (each, an “Additional Bond Hedge Confirmation”) and additional warrant confirmations (each, an “Additional Warrant Confirmation”), respectively, each to be dated the date on which the option granted to the Initial Purchasers pursuant to Section 2 to purchase such Optional Notes is exercised (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and, together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after the date of this Agreement. The Securities will be offered and sold to or through the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), in reliance upon an exemption therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Securities (or Conversion Shares, if any) are registered for sale under the Securities Act or if an exemption from the registration requirements of Securities Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) thereunder).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated as of November 9, 2015 prior to the Applicable Time (as defined below) (the “Preliminary Offering Memorandum”) and will prepare and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated as of November 10, 2015 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), which has been prepared and delivered by the Company to the Initial Purchasers, in the case of the Preliminary Offering Memorandum prior to the Applicable Time, in connection with their solicitation of purchases of, or offering of, the Securities. The Company will prepare a final term sheet reflecting the final terms of the Securities, in the form set forth in Schedule B hereto (the “Final Term Sheet”), and will deliver such Final Term Sheet to the Initial Purchasers prior to the Applicable Time in connection with their solicitation of purchases of, or offering of, the Securities. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities by any written materials other than the Offering Memorandum and the Issuer Written Information. “Issuer Written Information” means (i) any writing intended for general distribution to investors as evidenced by its being specified in Schedule C hereto, including the Final Term Sheet, and (ii) any “road show” that is a “written communication” within the meaning of the Securities Act. “General Disclosure Package” means the Preliminary Offering Memorandum and any Issuer Written Information specified on Schedule C hereto and issued at or prior to 11:40 P.M., New York City time, on November 10, 2015 or such other time as agreed by the Company and the Representatives (such date and time, the “Applicable Time”).

All references in this Agreement to the terms “Preliminary Offering Memorandum,” “Final Offering Memorandum,” and “Offering Memorandum” shall be deemed to include any exhibits thereto and any other documents and information which are incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference into the Offering Memorandum. All references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) which is incorporated by reference into the Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

Section 1. Representations and Warranties. The Company hereby represents and warrants to each Initial Purchaser as of the date hereof, as of the Applicable Time (as defined below), as of the Closing Date (as defined below) and as of each Subsequent Closing Date (as defined below), and covenants to each Initial Purchaser as follows:

(a) General Disclosure Package; Rule 144A Eligibility. The Company hereby confirms that it has authorized the use of the General Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. The Securities are eligible for resale pursuant to Rule 144A and will not be, on the Closing Date or any Subsequent Closing Date, if applicable, of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(b) No Registration Required; No General Solicitation. Subject to compliance by the Initial Purchasers with the representations, warranties and covenants of the Initial Purchasers and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). None of the Company, its Affiliates (as defined in Section 6(b) hereof) or any person acting on behalf of the Company or its Affiliates (other than the Initial Purchasers, as to whom the Company makes no representation) has (i) directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or (ii) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, other than a solicitation listed on Schedule D hereto (each such solicitation, a “Permitted General Solicitation”).

(c) Accurate Disclosure. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Written Information, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, as of the Closing Date and as of any Subsequent Closing Date, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, when such documents incorporated by reference were filed with the Securities and Exchange Commission (the “Commission”), when read together with the other information in the General Disclosure Package or the Final Offering Memorandum, as the case may be, did not, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions in the General Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with Initial Purchaser Information (as defined in Section 9(b) hereof).

(d) Accuracy of Statements in Offering Memorandum. The statements in each of the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Description of Notes,” “Description of Capital Stock,” “Description of Other Indebtedness” and “Certain U.S. Federal Income Tax Considerations,” and the statements incorporated by reference into each of the Preliminary Offering Memorandum and the Final Offering Memorandum from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 under the headings “Legal Proceedings” and “Environmental and Regulatory” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, as of the date of this Agreement and as of the Closing Date and any Subsequent Closing Date, fairly present such legal matters, agreements, documents or proceedings in all material respects.

(e) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(f) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

(g) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered by each of the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(h) Authorization of the Securities. The Securities have been duly authorized and, on the respective Closing Date and any Subsequent Closing Date, as applicable, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(i) Authorization of the Call Spread Confirmations. The Base Call Spread Confirmations have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms, and any Additional Call Spread Confirmations will, on or prior to the date such Additional Call Spread Confirmations are entered into, have been duly authorized, executed and delivered by the Company and will be enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(j) Authorization of the Conversion Shares. The maximum number of shares of Common Stock initially issuable upon conversion of the Securities (including the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a make-whole fundamental change, as set forth in the Offering Memorandum under the heading “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”), assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions (the “Maximum Number of Underlying Securities”), have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and any such shares of Common Stock, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of any such shares of Common Stock upon such conversion will not be subject to the pre-emptive or other similar rights of any security holder of the Company.

(k) Authorization of the Warrant Securities. A total of 3,473,783 shares of Common Stock issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Warrant Confirmations and any Additional Warrant Confirmations have been duly authorized and reserved (the “Initial Warrant Securities”). The Board of Directors of the Company has adopted a resolution providing for the prospective reservation and authorization of an additional 5,181,951 shares of Common Stock (the “Subsequent Warrant Securities” and together with the Initial Warrant Securities, the “Warrant Securities”) to be issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Warrant Confirmations and any Additional Warrant Confirmations, subject to approval by the stockholders of the Company of a proposal to increase the number of authorized shares of Common Stock from 40,000,000 shares to 75,000,000 shares and the filing with the Department of State of the State of New York of a certificate of amendment to the Company’s certificate of incorporation reflecting such increase in the authorized number of shares of Common Stock (the “Share Conditions”). When issued upon exercise of such warrants in accordance with the terms of such warrants (and, in the case of the Subsequent Warrant Securities, upon satisfaction of the Share Conditions), the Warrant Securities will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Securities will not be subject to any pre-emptive or similar rights.

(l) Conformity of Securities. The Securities to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture. The Securities, the Indenture and the Call Spread Confirmations will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Memorandum.

(m) No Applicable Registration or Other Similar Rights. Except as described in the General Disclosure Package and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act.

(n) No Material Adverse Change. Subsequent to the respective dates as of which information is given in each of the General Disclosure Package and the Final Offering Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock (other than issuances of capital stock pursuant to employee benefit or stock purchase plans described in the General Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options or warrants or the vesting of restricted stock units described in the General Disclosure Package and the Final Offering Memorandum, and the grant of options and awards under existing equity incentive plans described in the General Disclosure Package and the Final Offering Memorandum) or long term debt (other than the amendment of the A&R Credit Agreement and the repayment of certain indebtedness thereunder, as described in the General Disclosure Package and Final Offering Memorandum) of the Company and its subsidiaries; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(o) Independent Accountants. BDO USA, LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and schedule included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which is incorporated by reference into the General Disclosure Package, are independent public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and an independent registered public accounting firm within the meaning of Rule 3520 of the Public Company Accounting Oversight Board, and any non-audit services provided to the Company by BDO USA, LLP have been approved by the audit committee of the board of directors of the Company.

(p) Preparation of the Financial Statements. The consolidated financial statements of the Company included in the General Disclosure Package and the Final Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their consolidated operations and cash flows for the periods specified. The schedules, if any, included in the General Disclosure Package and the Final Offering Memorandum present fairly the information required to be stated therein. Such financial statements and schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included in or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in each case in all material respects.

(q) No Material Adverse Change. Subsequent to the date of the most recent financial statements included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, properties or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package provided to prospective purchasers of the Securities.

(r) Incorporation and Good Standing of the Company and the Company’s Significant Subsidiaries. Each of the Company and the Company’s significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X), all of which are listed on Annex A hereto (the “Significant Subsidiaries”), has been duly incorporated or organized, as applicable, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, and has the power and authority (corporate or limited liability company) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Indenture. Each of the Company and the Significant Subsidiaries is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). At all times since December 2013, the Company has conducted its business in compliance with the power and authority accorded to it in its certificate of incorporation then in effect. All of the issued and outstanding shares of capital stock, units or membership interests, if applicable, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in each of the General Disclosure Package and the Final Offering Memorandum) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except those existing under the A&R Credit Agreement (as defined below) or that constitute Permitted Liens (as defined in the A&R Credit Agreement, “Permitted Liens”) or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the General Disclosure Package and the Final Offering Memorandum, or upon the exercise of outstanding options, the vesting of restricted stock units, or the issuance of premium shares on restricted stock described in the General Disclosure Package and the Final Offering Memorandum, as the case may be). The Common Stock (including any Conversion Shares) conforms in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, pre-emptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the General Disclosure Package and the Final Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, contained in the General Disclosure Package and the Final Offering Memorandum accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(t) Stock Options. With respect to the outstanding stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, absent any conduct that would cause such Stock Option not to qualify, by any party other than the Company and its subsidiaries, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and the rules of the Nasdaq Global Select Market, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws, except in the case of clauses (ii) and (iii) in such instances that are reasonably expected to not have a Material Adverse Effect. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(u) No Stamp or Transfer Taxes. Apart from the potential application of the New York State stock transfer tax to any issuance of shares of Common Stock upon the conversion of the Securities (which if applicable will be paid by the Company pursuant to the Indenture), there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon the issuance of any shares of Common Stock upon the conversion of the Securities, unless a converting holder of Securities requests that any such shares of Common Stock be issued in a name other than such holder’s name.

(v) Non-Contravention of Existing Instruments. Neither the Company nor any of its subsidiaries is (i) with respect to the Company or any Significant Subsidiary, in violation of its charter, bylaws or other constitutive document; (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Amended and Restated Credit Agreement dated as of October 28, 2015, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Wells Fargo, as syndication agent, as amended (the “A&R Credit Agreement”, and together with any such indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, the “Existing Instruments”)); or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such Defaults and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, the Indenture and the Call Spread Confirmations, the issuance and delivery of the Securities, and the consummation of the transactions contemplated hereby and thereby and by the General Disclosure Package and the Final Offering Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any of the Significant Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances (x) as have been waived or otherwise approved pursuant to such Existing Instrument or (y) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(w) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Call Spread Confirmations, this Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Final Offering Memorandum, except for (x) such consents, approvals, authorizations, orders, registrations or filings, as may be required under applicable securities laws of the several states of the United States or provinces of Canada or other foreign jurisdictions in connection with the purchase and resale of the Securities by the Initial Purchasers and (y) such consents, approvals, authorizations, orders, registrations or filings as have been obtained or made by the Company and are in full force and effect.

(x) No Material Actions or Proceedings. Other than proceedings accurately described in all material respects in the General Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Company, overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Call Spread Confirmations or the Securities or to consummate the transactions contemplated by the General Disclosure Package.

(y) Labor Matters. No strike, lockout, or organized work slowdown or work stoppage by employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(z) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except in any such instances that, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and, except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, and the Company has no knowledge of any other fact which would form a reasonable basis for any such claim, that, if subject to an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(aa) All Necessary Permits, etc. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities, including, without limitation, all necessary U.S. Food & Drug Administration (the “FDA”) agency approvals, that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the General Disclosure Package and the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the General Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such material license, certificate, permit or authorization or has any reason to believe that any such material license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb) FDA Compliance.  Neither the Company nor any of its subsidiaries has knowledge of any actual or threatened enforcement action against the Company or any of its subsidiaries by the FDA or any other governmental entity which has jurisdiction over the operations of the Company or any of the Company’s subsidiaries.  All reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA or any governmental entity by the Company or the Company’s subsidiaries have been so filed, maintained or furnished, except where the failure to file, maintain, or furnish the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All such reports, documents, claims, and notices were complete and correct on the date filed (or were corrected in or supplemented by a subsequent filing) such that no material liability exists with respect to the completeness or accuracy of such filing.  Neither the Company nor any of the Company’s subsidiaries have received, and then failed to cure any material deficiencies reflected in, any FDA Form 483, warning letter, material untitled letter or other correspondence or notice from the FDA or other governmental entity alleging or asserting noncompliance with any applicable laws or permits or any other notice of any pending or threatened claim by the FDA or any other governmental entity which has jurisdiction over the operations of the Company and the Company’s subsidiaries against the Company or any of the Company’s subsidiaries.

(cc) Laboratory and Clinical Practices.  All studies, tests and preclinical and clinical trials being conducted by or on behalf of the Company or the Company’s subsidiaries have been and are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal Laws, rules and regulations, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable. There are no studies, tests or trials conducted by or on behalf of the Company the results of which call into question any clinical results described or referred to in the General Disclosure Package or the Final Offering Memorandum.  The Company and the Company’s subsidiaries have not received any notices, correspondence or other communication from the FDA or any other governmental entity requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company or the Company’s subsidiaries, or in which the Company or the Company’s subsidiaries have participated, which termination, suspension or modification would reasonably be expected to have a Material Adverse Effect.

(dd) Manufacturing Practices.  The manufacture of products by or on behalf of the Company and the Company’s subsidiaries has been and is being conducted in compliance with all applicable Laws including the FDA’s current Good Manufacturing Practices, except for such noncompliance as would not reasonably be expected to result in a Material Adverse Effect.  In addition, the Company and the Company’s subsidiaries have been and are in compliance with all other applicable FDA requirements, including, but not limited to, registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207, except for such noncompliance as would not reasonably be expected to result in a Material Adverse Effect.

(ee) Medical Practices.  Neither the Company nor any of the Company’s subsidiaries have engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any web sites sponsored or operated, or formerly sponsored or operated, by the Company or any of the Company’s subsidiaries.

(ff) Product Recalls and Safety.  Neither the Company nor any of the Company’s subsidiaries has, within the past three years, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice or other notice or action, in each case relating to an alleged lack of safety or efficacy of any product or product candidate.  Neither the Company nor any of the Company’s subsidiaries is aware of any facts which are reasonably likely to cause (i) the recall, market withdrawal or replacement of any product sold or intended to be sold by the Company or any of the Company’s subsidiaries, (ii) a change in the marketing classification or a material change in labeling of any such products or (iii) a termination or suspension of marketing of any such products.

(gg) Title to Properties. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except for (x) Permitted Liens, (y) those existing under the A&R Credit Agreement or (z) those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh) Tax Law Compliance. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes shown as due on such returns, except in such instances that are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and its subsidiaries have either paid or appropriately reserved under GAAP for all federal, state, local and foreign taxes required to be paid through the date hereof, except in such instances that are not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and except as otherwise disclosed in each of the General Disclosure Package and the Final Offering Memorandum, there is no material tax deficiency that has been, or that is reasonably expected to be, asserted against the Company or any of its Significant Subsidiaries or any of their respective properties or assets.

(ii) Company Not an “Investment Company”. The Company is not, and after giving effect to the transactions contemplated by the Call Spread Confirmations, the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj) Insurance. The Company and the Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against material losses and risks and are reasonably believed to be adequate and customary to protect the Company and the Significant Subsidiaries and their respective businesses; and neither the Company nor any of the Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(kk) No Restrictions on Dividends. Except pursuant to the A&R Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll) No Price Stabilization or Manipulation. Other than as described in the General Disclosure Package, the Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. For the avoidance of doubt, the Company makes no representation as to the actions of the Initial Purchasers.

(mm) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the General Disclosure Package and the Final Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value of the assets of such entity and its consolidated subsidiaries taken as a whole is not less than the total amount of liabilities of such entity and its consolidated subsidiaries taken as a whole; (ii) such entity is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged.

(nn) Ranking. The Securities, upon issuance, will constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(oo) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(pp) Internal Controls and Procedures. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, the Company has not identified any material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(qq) Federal Reserve Regulations. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(rr) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the General Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) any other applicable anti-corruption or anti-bribery laws; and the Company and its subsidiaries have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries, any director, officer, employee or, to the knowledge of the Company, agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated by the General Disclosure Package and the Final Offering Memorandum, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person, or with any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(vv) Compliance with Environmental Laws. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, (i) the Company and its subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws, statutes, rules, regulations, requirements, decisions and orders relating to pollution or the protection of the environment or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with, or liabilities or other obligations under, Environmental Laws, and (z) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws except in the case of (y) and (z) above, for any such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww) Hazardous Substances. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of hazardous or toxic substances or wastes, pollutants, contaminants or products, by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned, leased or operated by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under Environmental Laws.

(xx) ERISA Compliance. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of its subsidiaries would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, (x) no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, (y) the fair market value of the assets of such Plan is equal to or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (z) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur.

(yy) Brokers. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(zz) No Outstanding Loans or Other Indebtedness.   No relationship, direct or indirect, exists between or among any of Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in Item 13 of an Annual Report on Form 10-K which is not so disclosed in the General Disclosure Package. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members.

(aaa) Sarbanes-Oxley Compliance. The Company and its subsidiaries and, to the knowledge of the Company, their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(bbb) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and believes to reflect accurately the materials upon which such data is based or from which it was derived.

(ccc) Officer’s Certificates. Any certificate signed by an officer of the Company and delivered to the Representatives pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Firm Notes. The Company agrees to sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97.125% of the aggregate principal amount.

(b) The Closing Date. Delivery of certificates for the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 A.M. New York City time, on November 16, 2015 or such other time and date not later than 1:30 P.M. New York City time, on November 23, 2015, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) The Optional Notes; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $18,750,000 aggregate principal amount of Optional Notes from the Company at a purchase price of 97.125% of the aggregate principal amount, solely to cover over-allotments, if any. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, provided that the Subsequent Closing Date (as defined below) related to any such notice occurs during the 13 day period beginning on, and including, the Closing Date. Such notice shall set forth (i) the aggregate principal amount of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the certificates for the Optional Notes are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Notes and the Optional Notes). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate unauthorized denominations as the Representatives may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

(d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that Wells Fargo Securities, LLC (“Wells Fargo”) has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. Wells Fargo, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Securities to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

(e) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Wells Fargo for the accounts of the several Initial Purchasers the Firm Notes in the form of one or more permanent global securities in definitive form (the “Global Notes”), deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to Wells Fargo for the accounts of the several Initial Purchasers, the Optional Notes in the form of Global Notes, deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, which the Initial Purchasers have agreed to purchase at the Closing Date (or any Subsequent Closing Date, as applicable), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Securities shall be registered in such names and principal amounts as the Initial Purchasers shall have requested at least two full business days prior to the Closing Date (or any Subsequent Closing Date, as applicable) and shall be made available for inspection on the business day preceding the Closing Date (or any Subsequent Closing Date, as applicable) at a location in New York City as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

Section 3. Covenants. The Company covenants and agrees with each Initial Purchaser as follows:

(a) Notice and Effect of Material Events. If at any time prior to the completion of resales of the Securities by the Initial Purchasers, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or for the Company, to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order that the General Disclosure Package or the Final Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, the Company will promptly (A) give the Representatives notice of such event and (B) prepare any amendment or supplement as may be reasonably necessary to correct such statement or omission and, a reasonable amount of time prior to any proposed use or distribution, furnish the Representatives with copies of any such amendment or supplement, provided that, unless in the opinion of counsel to the Company the use or distribution of such amendment or supplement is necessary to maintain compliance with applicable law, the Company shall not use or distribute any such amendment or supplement to which the Representatives or counsel for the Initial Purchasers shall reasonably object. The Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(b) Reporting Requirements. Until the completion of resales of the Securities by the Initial Purchasers, the Company will file all documents which are required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the NASDAQ Global Select Market (“NASDAQ”). The Company has given the Representatives notice of any filings made or to be made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date (or any Subsequent Closing Date, as applicable) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object.

(c) Copies of the Offering Memorandum. The Company has delivered to each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum (as amended or supplemented) and documents incorporated by reference therein as such Initial Purchaser reasonably requested, and the Company hereby consents to the use of such copies. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum (as amended or supplemented) and documents incorporated by reference therein as such Initial Purchaser may reasonably request, and the Company hereby consents to the use of such copies.

(d) Blue Sky and Foreign Securities Law Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding known by the Company for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) [reserved]

(f) Agreement Not to Offer or Sell Additional Common Stock. During the period commencing on the date hereof and ending on the 60th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement (other than a registration statement on Form S-8) under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Securities or in connection with any conversion of a Note into any Conversion Shares). The foregoing sentence shall not apply to (i) the issuance and sale of the Securities under this Agreement, (ii) the issuance of Conversion Shares, (iii) the issuance of shares of Common Stock or options to purchase Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in, or incorporated by reference into, the General Disclosure Package and the Final Offering Memorandum, (iv) the entry into the Base Warrant Confirmations and any Additional Warrant Confirmations, or the issuance by the Company of any Common Stock upon settlement or termination of the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, or (v) the issuance of up to an aggregate of 5% of the Company’s outstanding Common Stock in connection with any strategic transaction that includes a commercial relationship involving the Company and other entities (including but not limited to joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) for cash to one or more of such entities that are party to such transaction; provided, however, that in the case of subclause (v) the recipients of such Common Stock shall agree, for the benefit of the Representatives, to be bound by the restrictions set forth in Exhibit A hereto.

(g) Compliance with Sarbanes-Oxley Act. Until completion of the resales of the Securities by the Initial Purchasers, the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(h) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company.

(i) Listing. On or prior to the Closing Date, the Maximum Number of Underlying Securities and the Initial Warrant Securities referenced in Section 1(k) hereof shall be approved for listing on NASDAQ, subject to notice of issuance. The Company will use its reasonable best efforts to maintain the listing of such shares of Common Stock on NASDAQ. Upon satisfaction of the Share Conditions, the Company will apply for the listing of the Subsequent Warrant Securities on NASDAQ and, once such securities are so listed, the Company will use its reasonable best efforts to maintain the listing of the Subsequent Warrant Securities on NASDAQ.

(j) Available Common Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the Maximum Number of Underlying Securities, the Initial Warrant Securities referenced in Section 1(k) hereof and, upon satisfaction of the Share Conditions, the Subsequent Warrant Securities referenced in Section 1(k) hereof, for the purpose of enabling the Company to satisfy all obligations to issue Conversion Shares and the Warrant Securities, as the case may be.

The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Preliminary Offering Memorandum (including financial statements, exhibits, schedules, consents and certificates of experts), any Issuer Written Information, the Final Term Sheet and the Final Offering Memorandum (including financial statements, exhibits, schedules, consents and certificates of experts), and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) all costs and expenses incident to listing the Maximum Number of Underlying Securities and the Warrant Securities on NASDAQ, (viii) any filing fees incident to, and the reasonable fees and expenses of counsel for the Initial Purchasers in connection with, the Financial Industry Regulatory Authority, Inc.’s (“FINRA’s”) review and approval of the Initial Purchasers’ participation in the offering and distribution of the Securities, (ix) expenses and taxes incident to the sale and delivery of the Securities to be sold to the Initial Purchasers hereunder, (x) any fees charged by rating agencies for the rating of the Securities, (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, and fees and expenses of any consultants engaged by the Company in connection with the road show presentations, if any, (xii) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system and (xiii) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from BDO USA, LLP, independent registered public accounting firm for the Company, one or more “comfort letters” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the General Disclosure Package, the Final Offering Memorandum and other customary matters.

(b) No Material Adverse Change. For the period from and after the date of this Agreement, or the respective dates as of which information is given in the General Disclosure Package, and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:

(i)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company of any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management, properties or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package (exclusive of any amendment or supplement thereto) provided to the prospective purchasers of the Securities that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package (exclusive of any amendment or supplement thereto).

(c) Opinions of Counsel for the Company. The Initial Purchasers shall have received (i) an opinion on each of the Closing Date and any Subsequent Closing Date and (ii) a negative assurance letter on the Closing Date, in each case of Lowenstein Sandler LLP, counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(d) Opinion of Regulatory Counsel. The Initial Purchasers shall have received an opinion on each of the Closing Date and any Subsequent Closing Date of Steven Rogers, the Company’s General Counsel , dated as of such date, in form and substance reasonably satisfactory to the Representatives, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received (i) an opinion on each of the Closing Date and any Subsequent Closing Date and (ii) a negative assurance letter on the Closing Date, in each case of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate. The Initial Purchasers shall have received on the Closing Date a certificate dated as of the Closing Date and signed, on behalf of the Company, by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company to the effect set forth in Sections 5(b)(i) and 5(b)(ii), and further to the effect that the representations and warranties of the Company contained in this Agreement were true and correct as of the Applicable Time and are true and correct as of the Closing Date; that the Company has complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date; and that the sale of the Securities has not been enjoined (temporarily or permanently).

(g) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from BDO USA, LLP, independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that it shall cover any amendment or supplement to the Final Offering Memorandum and the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h) Indenture. On the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(i) Sale of Securities Not Enjoined. The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date or the Subsequent Closing Date, as applicable.

(j) Lock-Up Agreement from Directors and Executive Officers of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives agreements in the forms set forth in Exhibit A hereto from each director and executive officer of the Company and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

(k) Exchange Listing. On or prior to the Closing Date, an application for the listing of the Maximum Number of Underlying Securities and the Initial Warrant Securities described in Section 1(k) hereof shall have been approved for listing on NASDAQ, subject in each case to official notice of issuance.

(l) Amendment of A&R Credit Agreement. On or prior to the Closing Date, (i) the Company shall have executed and delivered that certain Amendment No. 1 to the A&R Credit Agreement in substantially the form provided to the Initial Purchasers prior to the date hereof and (ii) the Initial Purchasers shall have received a certificate signed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company to the effect that the conditions to the effectiveness of such amendment have been satisfied.

(m) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 6. Subsequent Offers and Resales of the Securities.

(a) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(i)  offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum;

(ii)  the Company has not entered into any contractual arrangement, other than this Agreement, with respect to the distribution of the Securities or any shares of Common Stock issuable upon conversion of the Securities, and the Company will not enter into any such arrangement except as contemplated thereby;

(iii)  no general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be engaged in the United States in connection with the offering or sale of the Securities, other than Permitted General Solicitations;

(iv)  each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein;

(v)  the Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise;

(vi)  the Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act; and

(vii)  the Company agrees that any Security that is repurchased or owned by the Company or any of its Affiliates may not be resold by the Company or any such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security no longer being a “restricted security” (as such term is defined under Rule 144(a)(3) under the Securities Act).

(b) Representations, Warranties and Agreements of the Initial Purchasers.

(i)  Each Initial Purchaser severally and not jointly represents and warrants to the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(ii)  Each Initial Purchaser understands that the Securities have not been and will not be registered under the Securities Act and agrees with the Company that the Securities will not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(iii)  Each Initial Purchaser severally represents and warrants to, and agrees with, the Company that it has not offered or sold, and will not offer or sell, any offered Securities constituting part of its allotment within the United States except in accordance with Rule 144A or another applicable exemption from the registration requirements of the Securities Act; and, accordingly, that neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in the United States, other than Permitted General Solicitations.

(iv)  Each Initial Purchaser agrees with the Company that it will take commercially reasonable steps to inform, and cause each of its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)) to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, that the Securities (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

(v)  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.

Section 7. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 12 (ii), or if the sale to the Initial Purchasers of the Securities on the Closing Date or any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers, severally, upon demand for all accountable out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Initial Purchasers by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates and its and their respective directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, claim, damage, liability or expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package, the information contained in the Final Term Sheet, any Issuer Written Information prepared by or on behalf of, used by, referred to or approved by the Company, or the Final Offering Memorandum, or any amendment or supplement to the foregoing, or caused by the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Initial Purchaser Information (as defined below). The indemnity set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives for use in the Preliminary Offering Memorandum, General Disclosure Package, the Final Term Sheet, any Issuer Written Information or the Final Offering Memorandum (or any amendment or supplement thereto). The Company hereby acknowledges that the only such information are the statements set forth in the first paragraph under the subheading “Commissions and Discounts,” the second and third sentences in the first paragraph under the subheading “Notes Are Not Being Registered,” the fourth and fifth sentences in the paragraph under the subheading “New Issue of Notes,” the first and second paragraphs under the subheading “Price Stabilization, Short Positions,” in each case under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Offering Memorandum (collectively, the “Initial Purchaser Information”). The indemnity set forth in this Section 9(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; (iii) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnified party. The firm referred to in clause (i) of the immediately preceding sentence shall be designated in writing by the Representatives, in the case of the parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b).

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request as contemplated by Section 9(b) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total initial purchasers’ discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(b) for purposes of indemnification.

Each of the Company and the Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold to investors were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each Affiliate, director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Initial Purchasers. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case any of the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, to the General Disclosure Package and the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 12. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, NASDAQ or the over the counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any change or development involving a prospective change in national or international political, financial or economic conditions, or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Memorandum.

Section 13. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty relating to the transactions contemplated in this Agreement.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the several Initial Purchasers set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the officers or employees of any Initial Purchaser, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152
Facsimile: (212) 214-5918
Attention: Equity Syndicate Department

and

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Facsimile: (212) 622-8358)
Attention: Equity Syndicate Desk

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile: (212) 450-4762
Attention: Sophia Hudson

If to the Company:

Aceto Corporation
4 Tri Harbor Court

Port Washington, NY 11050
Attention: Steven S. Rogers, Senior Vice President and General Counsel

With a copy to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attention: Steven E. Siesser

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 11 hereof, and to the benefit of (i) the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and any officer of the Company, (ii) the Initial Purchasers, the officers, directors, employees and agents of the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Initial Purchasers merely because of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum and the Final Offering Memorandum (and any amendments and supplements thereto).

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ACETO CORPORATION

By:	/s/ Salvatore Guccione
Name: Salvatore Guccione
Title: Chief Executive Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC

Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

By: Wells Fargo Securities, LLC

By:	/s/ Craig McCracken
Name: Craig McCracken
Title: Managing Director

By: J.P. Morgan Securities LLC

By:	/s/ Tim Oeljeschlager
Name: Tim Oeljeschlager
Title: Executive Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers	Principal Amount of Firm Notes to be Purchased
Wells Fargo Securities, LLC	$61,413,000
J.P. Morgan Securities LLC	45,109,000
Citigroup Global Markets Inc.	13,043,000
Craig-Hallum Capital Group LLC	5,435,000
Total	$125,000,000

SCHEDULE B

Pricing Term Sheet

Attached.

PRICING TERM SHEET	Strictly Confidential
Dated November 10, 2015

Aceto Corporation
$125,000,000
2.00% Convertible Senior Notes due 2020

The information in this pricing term sheet (this “Pricing Term Sheet”) supplements Aceto Corporation’s preliminary offering memorandum, dated November 9, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum only to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Aceto Corporation, a New York corporation.

Ticker / Exchange for Common Stock:	ACET / The NASDAQ Global Select Market (“NASDAQ”).

Title of Securities:	2.00% Convertible Senior Notes due 2020 (the “Notes”).

Aggregate Principal Amount Offered:	$125,000,000 aggregate principal amount of Notes.

Initial Purchasers’ Option to Purchase Additional Notes:	$18,750,000 aggregate principal amount of Notes.

Trade Date:	November 11, 2015.

Expected Settlement Date:	November 16, 2015.

Issue Price:	The Notes will be issued at a price of 100% of their principal amount.

Maturity:	The Notes will mature on November 1, 2020, unless earlier repurchased or converted.

Interest Rate:	2.00% per year.

Interest Payment Dates:	Interest will accrue from the Expected Settlement Date and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2016.

NASDAQ Last Reported Sale Price on November 10, 2015:	$25.55 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 30% above the NASDAQ Last Reported Sale Price on November 10, 2015.

Initial Conversion Price:	Approximately $33.21 per share of the Issuer’s common stock.

Initial Conversion Rate:	30.1069 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Use of Proceeds:

The Issuer estimates that the proceeds from the offering will be approximately $120.5 million (or $138.7 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ estimated discounts and commissions and the estimated expenses of the offering. The Issuer expects to use approximately $77.3 million of the net proceeds from the offering to repay indebtedness under its existing credit facilities. In addition, the Issuer expects to use a portion of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (approximately $11.7 million after such cost is partially offset by the proceeds to the Issuer from the warrant transactions). The remaining net proceeds from the offering will be used for general corporate purposes, which may include funding research, development and product manufacturing, acquisitions or investments in businesses, products or technologies that are complementary to the Issuer’s own, increasing the Issuer’s working capital and funding capital expenditures. See “Use of Proceeds” in the Preliminary Offering Memorandum.

If the initial purchasers exercise their option to purchase additional Notes, the Issuer expects to sell additional warrants and use a portion of the net proceeds from the sale of such additional Notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions with the Option Counterparties (as defined below) and for the same general corporate purposes specified herein.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the Notes, the Issuer entered into convertible note hedge transactions with Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (the “Option Counterparties”), affiliates of certain of the initial purchasers. The convertible note hedge transactions are expected generally to reduce potential dilution to the Issuer’s common stock and/or offset any cash payments the Issuer may be required to make in excess of the principal amount of the converted Notes upon any conversion of Notes. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Issuer’s common stock as measured over the applicable valuation period at the maturity of the warrants exceeds the applicable strike price of the warrants. If the initial purchasers exercise their option to purchase additional Notes, the Issuer expects to enter into additional convertible note hedge and warrant transactions with the Option Counterparties.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Issuer’s common stock and/or purchase the Issuer’s common stock in secondary market transactions concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Issuer’s common stock or the Notes at that time.

In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Issuer’s common stock and/or purchasing or selling such common stock or other securities of the Issuer in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Issuer’s common stock or the Notes, which could affect the ability of the holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that holders of the Notes will receive upon conversion of the Notes. See “Risk Factors—Risks Related to the Notes—The convertible note hedge and warrant transactions may affect the value of the notes and our common stock” and “Plan of Distribution—Convertible Note Hedge and Warrant Transactions” in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Wells Fargo Securities, LLC J.P. Morgan Securities LLC

Senior Co-Manager:	Citigroup Global Markets Inc.

Co-Manager:	Craig-Hallum Capital Group LLC

CUSIP Number:	004446 AC4

ISIN:	US004446AC42

Capitalization:	The amount opposite “Total capitalization” on page 18 of the Preliminary Offering Memorandum under the “Actual” column is amended to instead read “385,683”.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for a holder that converts its Notes in connection with a make-whole fundamental change (as defined in the Preliminary Offering Memorandum) for each stock price and effective date set forth below:

	Stock Price
Effective Date	$25.55	$30.00	$32.00	$33.21	$35.00	$40.00	$45.00	$50.00	$60.00	$80.00	$100.00	$120.00
November 16, 2015	9.0320	6.1837	5.2678	4.7934	4.1826	2.9123	2.0749	1.5056	0.8232	0.2584	0.0675	0.0027
November 1, 2016	9.0320	5.8990	4.9616	4.4800	3.8643	2.6058	1.7996	1.2672	0.6548	0.1833	0.0397	0.0006
November 1, 2017	9.0320	5.5940	4.6188	4.1229	3.4960	2.2468	1.4804	0.9968	0.4738	0.1114	0.0155	0.0000
November 1, 2018	9.0320	5.2040	4.1669	3.6489	3.0051	1.7770	1.0796	0.6740	0.2810	0.0506	0.0016	0.0000
November 1, 2019	9.0320	4.5540	3.4041	2.8509	2.1914	1.0620	0.5364	0.2880	0.0987	0.0116	0.0000	0.0000
November 1, 2020	9.0320	3.2264	1.1431	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $120.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $25.55 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 39.1389 shares of the Issuer’s common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This information does not purport to be a complete description of the Notes or the offering.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, or any shares of the Issuer’s common stock issuable upon conversion of the Notes, nor shall there be any sale of the Notes, or any such shares of the Issuer’s common stock, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of the Notes or such common stock under the laws of any such state.

Neither the Notes nor the shares of common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and neither may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). The Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C

Issuer Written Information

1. Pricing Term Sheet dated November 10, 2015.

SCHEDULE D

Permitted General Solicitations

1. Press Release dated November 9, 2015.

2. Press Release to be dated November 11, 2015 (the form and substance of which have been reviewed with the Representatives).

ANNEX A

Significant Subsidiaries

Name	State or other jurisdiction of corporation or organization
Aceto Agricultural Chemicals Corp.	New York
Rising Pharmaceuticals, Inc.	Delaware

EXHIBIT A

Forms of Lock-Up Agreement

November __, 2015

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

As Representatives of the several Initial Purchasers

c/o

Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

c/o

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Re:    Aceto Corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is, or may during the Lock-Up Period (as defined below) become, an owner of record or beneficially of certain shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to offer its Convertible Senior Notes due 2020 (the “Offering”) for which you will act as the representatives of the initial purchasers. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other initial purchasers are relying on the representations and agreements of the undersigned contained in this agreement (this “Lock-Up Agreement”) in carrying out the Offering and in entering into arrangements with the Company with respect to the Offering.

In consideration of the foregoing, and except as provided in the following paragraph, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC (collectively, the “Representatives”) (which consent may be withheld in the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition of), including the participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or by the undersigned’s spouse or by an immediate family member of the undersigned’s spouse or the undersigned living in the undersigned’s household), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 60 days after the date of the Final Offering Memorandum (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned (and the undersigned’s spouse and the immediate family members of the undersigned’s spouse or the undersigned living in the undersigned’s household) may (a) transfer the undersigned’s shares of Common Stock (and the shares of Common Stock of the undersigned’s spouse and of the immediate family members of the undersigned’s spouse or the undersigned living in the undersigned’s household) (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned, the undersigned’s spouse or the immediate family members of the undersigned or the undersigned’s spouse or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned, the undersigned’s spouse or the immediate family of the undersigned or the undersigned’s spouse, (iii) by will or under the laws of descent, (iv) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or (v) pursuant to a bona fide third-party tender offer for all outstanding shares of the Company’s Common Stock or a merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Company’s outstanding securities in connection with a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with such transaction, or vote any Common Stock or such other securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other transaction is not completed, such Common Stock and other securities held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement; provided further, however, that in the case of (i), (ii) or (iii) above, it shall be a condition to the transfer that the donee, trustee, legatee, heir, distributee, or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; provided, further, that any transfer pursuant to (i), (ii) or (iii) above shall not involve a disposition for value; and provided, that each transferee pursuant to (i) or (ii) shall sign and deliver to the Representatives a lock-up agreement substantially in the form of this Lock-Up Agreement; (b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Lock-Up Agreement relating to the sale of the undersigned’s shares of Common Stock, if then permitted by the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period; [and] (c) exercise any stock options issued pursuant to the Company’s equity incentive plans; provided that any securities received upon such exercise will also be subject to this Lock-Up Agreement[; and (d) offer, sell, transfer or otherwise dispose of in any manner whatsoever, in one or more transactions, an aggregate of 3,000 shares of Common Stock without any restrictions whatsoever and, for the avoidance of doubt, without the consent of the Representatives]1; and provided, further, that in the case of (a)(i), (a)(ii), (a)(iii), (a)(iv), (b) and (c) above, no filing by the undersigned or any other party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such matter (other than a filing on a Form 5 made after the expiration of the Lock-Up Period or a filing at any time disclosing the exercise of a stock option but not the subsequent sale of the shares of Common Stock underlying such stock option). For purposes of this Lock-Up Agreement, (x) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (y) “Change of Control” shall mean (i) an amalgamation, merger, reorganization or consolidation in which the outstanding shares of the Company are converted into or exchanged for cash or securities of the successor or continuing entity and the holders of the Company’s issued and outstanding voting power immediately prior to such transaction own less than 50% of the issued and outstanding voting shares of the successor or continuing entity immediately upon completion of such transaction; or (ii) any transaction or series of related transactions in which 100% of the Company’s voting power is transferred.

The undersigned now has, and, except as contemplated by clauses (a) (i) through (v) and (d) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

1 Bracketed language applicable for certain executive officers and directors.

The undersigned understands that if the purchase agreement between the Company and the Representatives relating to the Offering (the “Purchase Agreement”) is terminated prior to the delivery of the securities to be sold in the Offering thereunder, then this Lock-Up Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not the Offering actually occurs depends on a number of factors, including market conditions, and that any Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation among the parties thereto.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.